EXHIBIT 32.1

CERTIFICATION OF
 CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ICC Worldwide, Inc. (the "Company") on Form 10-Q for the quarter ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), we, ,Richard K. Lauer, the Chief Executive Officer of our Company, and Scott K Anderson, Jr., the Chief Financial Officer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of our Company.

ICC WORLDWIDE, INC.

Date: February 19, 2009	By:	/s/ Richard K Lauer
Richard K Lauer President and Chief Executive Officer

Date: February 19, 2009		/s/ Scott K. Anderson, Jr.
Scott K. Anderson, Jr. Chief Financial Officer